AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 ON MAY 20, 1997

                                                  REGISTRATION NO. 333-

       -----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                           THE TRANSLATION GROUP, LTD.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


   Delaware                                                   22-3382869
   --------                                                   ----------
(State or other juris-                                        (I.R.S. Employer
diction of incorporation                                      Identification
or organization)                                              No.)

                       ----------------------------------


                                44 Tanner Street
                          Haddonfield, New Jersey 08033
                                 (609) 795-8669
          (Address of principal executive offices, including zip code)


               The Translation Group, Ltd. 1995 Stock Option Plan
                       Sitomer & Rome Consulting Agreement
                       James W. Grau Consulting Agreement
                            (Full Title of the Plans)

                       ----------------------------------

                                CHARLES D. CASCIO

                           The Translation Group, Ltd.
                                44 Tanner Street
                          Haddonfield, New Jersey 08033
                                 (609) 795-8669
            (Name, Address and telephone number of Agent for Service)

                       ----------------------------------

                                    Copy to:

                          IRVING ROTHSTEIN, ESQ Heller,
                              Horowitz & Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017






--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------


Title of Securities                       Amount to be                 Proposed                  Proposed                  Amount of
to be Registered                          Registered                   Maximum                   Maximum                   Registra-
------------------                        ------------                 offering                  Aggregate                 tion Fee
                                                                       Price per                 Price (7)                 ---------
                                                                       Share (6)                 ---------
                                                                       ---------

Common Stock, $0.001                        335,000                    $6.00                      $2,010,000                 $609.09
par value (1)

Common Stock, $0.001                        125,000                     6.00                         750,000                  227.27
par value (2)

Common Stock, $0.001                        200,000                     6.60                       1,320,000                  400.00
par value (3)

Common Stock, $0.001                         25,000                     9.625                       240,625                    72.92
par value(4)

Common Stock,                                20,000                     3.50                         70,000                    21.21
Purchase Warrants(4)

Common Stock, $0.001                         20,000                     6.00                         120,000                   36.36
par value (5)

TOTALS                                    2,565,000                                               $4,510,625               $1,366.85


(1) Represents shares issued and issuable pursuant to exercise of stock options granted and to be granted under The Translation Group, Ltd. 1995 Stock Option Plan (the "Plan").

(2) Represents the resale of up to 125,000 shares of Common Stock issuable upon the exercise of stock options granted under the Plan to persons who may be deemed affiliates of the registrant.

(3)Represents the resale of up to 200,000 shares of Common Stock issuable upon the exercise of stock options granted under the Plan to persons who may be deemed affiliates of the registrant.

(4)  Represents  the  resale  of  securities  issued  pursuant  to a  Consulting
Agreement.

(5) Represents shares underlying Warrants.

(6) Estimated solely for the purpose of calculating the registration fee.

(7) Proposed maximum offering price per share/warrant is estimated based upon the closing sale price of the Company's Common Stock and Warrants on May 14, 1997.






Pursuant to Rule 416, there is also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the stock options and/or the warrants.

IN ADDITION TO THE PROSPECTUS REQUIRED TO BE INCLUDED IN THIS REGISTRATION STATEMENT ON FORM S-8, AN ADDITIONAL PROSPECTUS PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 IS FILED HEREWITH PURSUANT TO GENERAL INSTRUCTION C TO FORM S-8.









PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Certain Documents By Reference
          -----------------------------------------------

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Prospectus dated December 2, 1996.

         (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1996 and December 31, 1996 filed pursuant to
Section 13 of the Exchange Act.

         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated November 13, 1996, filed pursuant to
Section 12 of the Exchange Act.

         In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

Item 4.           Description of Securities
                  -------------------------

         Inapplicable.

Item 5.           Interests of Named Experts and Counsel
                  --------------------------------------

         None.

Item 6.           Indemnification of Directors and Officers
                  -----------------------------------------

         Section 145 of the Delaware General Corporation Law, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Article 9 of the Company's Certificate of Incorporation contains provisions relating to the indemnification of directors and officers and Article 9 of the Company's By-Laws extends such indemnities to the full extent permitted by Delaware law.

         The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such person.

Item 7.           Exemption from Registration Claimed
                  -----------------------------------

         The securities to be reoffered and resold pursuant to this Registration Statement were or will be issued upon exercise of stock options in transactions that were exempt from registration pursuant to Section 4(2) of the Securities Act. The selling shareholders are officers and/or directors of the Company with access to all material information concerning the Company.

Item 8.           Exhibits
                  --------

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         4.1 The Translation Group, Ltd. 1995 Stock Option Plan (incorporated by reference from the Company's Registration Statement on Form SB-2 dated July 25, 1996, Registration No. 333-8857).

         4.2 James W. Grau Consulting Agreement dated February 20, 1997.

         4.3 Sitomer and Rome Consulting Agreement dated as of May 15, 1997.

         5. Opinion of Counsel.

         24.1 Consent of Counsel (included in the Opinion of Counsel filed as part of Exhibit No. 5).

         24.2 Consent of Votta and Company.

Item 9.           Undertakings
                  ------------

         The undersigned small business issuer hereby undertakes to:

         (1) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (2) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.



                                      II-1







PROSPECTUS
----------

                         350,000 SHARES OF COMMON STOCK
                    AND 20,000 COMMON STOCK PURCHASE WARRANTS

                           THE TRANSLATION GROUP, LTD.

                        ---------------------------------

         This Prospectus relates to an aggregate of 325,000 shares of the Common Stock, par value $.001 per share (the "Common Stock"), of The Translation Group, Ltd. (the "Company") which, following the date hereof, may be issued upon the exercise of stock options granted to them pursuant to the Company's 1995 Stock Option Plan (the "Plan"). This prospectus also relates to 25,000 shares of Common Stock (the "Consulting Stock") and 20,000 Common Stock Purchase Warrants (the "Warrants" and collectively with the Common Stock and the Consulting Stock, the "Securities") issued to consultants of the Company pursuant to Consulting Agreements. The Common Stock, Warrants and/or Consulting Stock may be sold by the selling shareholders identified herein under "Selling Shareholders." The Company will not receive any part of the proceeds from the sale of any of these shares by the Selling Shareholders, although it will receive the exercise price of the stock options and Warrants if they are exercised. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

         On May 14, 1997, the closing sale price of the Company's Common Stock, as reported on the Bulletin Board, was $9.625.

         The Selling Shareholders may be deemed to be "affiliates" of the Company, as that term is defined under the Securities Act of 1933, as amended (the "Act"). In connection with this offering, each of the Selling Shareholders may be deemed to be an "underwriter" of the Company's Securities offered hereby, as that term is defined under the Act. The Selling Shareholders intend to sell the securities offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each Selling Shareholder will bear all expenses with respect to the offering of shares by him except the costs associated with registering his shares under the Act and preparing and printing this Prospectus.

                        ---------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ---------------------------------

                  The date of this Prospectus is May 20, 1997.






                                TABLE OF CONTENTS

                                                      PAGE NO.
                                                      --------
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . .   3


THE COMPANY . . . . . . . . . . . . . . . . . . . . . . .   3


RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . .   4


SELLING SHAREHOLDERS. . . . . . . . . . . . . . . . . . .  11


PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . .  12


EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . .  12


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . .  12

         No person has been authorized by the Company to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been so authorized. This Prospectus does not constitute an offer of any interest in the Shares of the Company in any state or other jurisdiction where such offer would be unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create an implication that the information herein is correct as of any time subsequent to its date.



                                        2





                              AVAILABLE INFORMATION
                              ---------------------

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith is obligated to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such Reports, proxy statements and other information filed by the Company can be inspected at the Headquarters Office of the Securities and Exchange Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at certain of the Commission's regional offices at the following addresses: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Room 1024, Washington, D.C. at prescribed rates. The Commission also maintains a Web Site that contains reports, proxy and information statements and other information regarding the Company. This material can be found at http://www.sec.gov.

                                   THE COMPANY
                                   -----------

         The Translation Group, Ltd. ("TTGL") was incorporated under the laws of Delaware on July 7, 1995. On January 17, 1996, TTGL consummated its first acquisition when the shareholders of Bureau of Translation Services, a Pennsylvania corporation ("BTS") exchanged their shares of BTS for shares of TTGL (the "Stock Exchange") so that BTS became a wholly owned subsidiary of TTGL. TTGL and BTS are sometimes referred to herein collectively as the "Company." The offices of the Company are located at 44 Tanner Street, Haddonfield, New Jersey 08033 and its telephone number at that location is (609) 795-8669.

         TTGL translates conventional documents and software written in one language into other languages. The Company specializes as a provider of high tech translation and localization services in the information technology ("IT") sector of the translation market. Localization is the art of converting from one language to another giving careful consideration to custom of the local area.



                                        3




                                  RISK FACTORS
                                  ------------

         THE PURCHASE OF THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISKS DESCRIBED BELOW. BEFORE SUBSCRIBING FOR THE SECURITIES OFFERED HEREBY, EACH PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.

         1. Special Risks Specific to the Company's Business. The following are certain factors regarding the Company's business which investors in this Offering should be aware.

                  - Difficulty in Maintaining High Growth; Fluctuations in Gross Margins. While the Company experienced significant growth in fiscal 1996 (347% increase in operating income), no assurance can be given that even with projected growth due to the Company's consolidation plans and other growth through application of the proceeds of this Offering, that the Company will be able to maintain or even approximate such growth in the future. Moreover, it should be noted that due to the nature of the
                           Company's  business,   gross  margins  may  fluctuate
                           significantly from quarter-to-quarter and from year-to-year.

                  -        Dangers   of   Reliance   on   International   Trade.
                           Approximately 29% of the Company's sales for the fiscal year ended March 31, 1996 were to foreign markets of which 22% were to the Far East. Export sales for the year ended March 31, 1995 amounted to 48% of gross revenues principally to the Far East. For a brief period, the Company hedged the Japanese yen by foreign currency exchange transactions. Foreign currency fluctuations to date have had no impact on the Company. The Company currently only bills at agreed amounts in US Dollars. Future markets may include areas of political instability, and/or currency valuation fluctuation.

                  -        Ability to Remain  Current with Evolving  Technology.
                           The Company's business is concentrated in the high technology niche of the translation industry. Thus, the Company is heavily dependent upon its ability to adapt as the computer and related software industries continue to develop new products thereby causing current state of the art technology to quickly become out of date. No assurance can be given that the Company will be able to expand or even continue in its niche.

                                        4






                  - Reliance upon Software Marketing License. The Company currently holds an exclusive marketing license in North America to a product developed by debis Systemhaus KSP ("debis"), a wholly-owned subsidiary of Daimler-Benz, and a non-exclusive license elsewhere, until 5/24/00. While the Company believes that its relationship with debis is good, no assurance can be given that the marketing license will always be available to the Company or that the product, not yet marketed in North America, will be commercially successful.

                  - Plans to Make Unspecified Acquisitions with the Proceeds Without Stockholder Approval. The Company intends to act as a consolidator in the translation industry and to acquire other companies in this field. The Company currently has executed letters of intent with respect to two acquisitions. Under applicable law, the Company is not obligated to seek stockholder approval or disseminate information about target companies to its stockholders prior to consummating any transactions and has no intention of voluntarily doing so. Thus, since the Company intends to expend a substantial portion of its assets for this purpose and such acquisitions will be made without any oversight or input from the stockholders, a substantial portion of the Company's assets will be used solely in management's discretion.

         2. Potential Need for Additional Financing. It is possible that significant additional funding will be required in order for the Company to further expand the marketing of its services, to develop technology and the licensing or sale thereof and to acquire other businesses and/or technologies. Therefore, the Company will likely be required to raise additional funds through alternative financing methods. There can be no assurance that the Company will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to the Company.

         3. Dependence on Key Personnel. The success of the Company depends in part upon the continued successful performance of the Company's current President and Chief Executive Officer and its Chairman and Chief Operating Officer, each of whom have employment agreements until December 2000, for the continued research, development, marketing and operation of the Company. Although the Company has employed, and will likely employ in the future, additional qualified employees as well as retaining consultants having significant experience, if Ms. Theodora Landgren or Mr. Charles Cascio fail to perform their duties for any reason, the

                                        5






ability of the Company to market, operate and support its products may be adversely affected. While the Company owns two year key man life insurance policies in the face amount of $2,000,000 on the lives of each of Ms. Landgren and Mr. C. Cascio, there can be no assurance that the insurance proceeds would adequately compensate the Company for the loss of their lives. While the Company is located in areas where the available pool of people is substantial, there is significant competition for qualified personnel. Over 15 years ago, the Company's President and Chief Executive Officer pled guilty to tax evasion and proxy fraud. The Company does not believe this will impact his ability to lead the Company to its objectives.

         4. Competition. Although the Company believes that the services it provides are unique in several ways, and that the processes it uses have been developed over a period of time and are part of its "trade secrets" and "know-how" and are considered as its intellectual properties, Berlitz and AT&T, among others, claim to provide similar services to those provided by the Company, and other competitive products similar to its products are currently being marketed. Moreover, there can be no assurance that there are no products that would compete effectively with the Company's proposed products or that other companies, many of which have financial resources, research and development capabilities, marketing staffs and facilities greater than those of the Company, are not currently developing, or in the future will not develop, products that may have advantages over the Company's proposed products or that may undercut what the Company believes are the advantages of the Company's products.

         5. Patents and Protection of Proprietary Information. Currently, the Company's services and work in tools (i.e., pieces of software that make the translation quicker) are not protected by patents and/or copyrights and the Company relies on its prior development activities that have resulted in a body of information and processes that it has designated as "trade secrets" and "know-how" and is considered as its intellectual property. However, the commercial success of the Company may in the future depend, in part, upon the ability of the Company to obtain strong patent protection. Accordingly, the Company may file or cause to be filed on its behalf patent applications, where appropriate, relating to new developments or improvements to technology or the uses of products thereof. Given the importance of the proprietary information to the Company, there are significant risks that the Company's failure to obtain patent protection, preserve its trade secrets or operate without infringing upon the proprietary rights of others may significantly and adversely effect the Company. No assurance of obtaining patent protection can be given. There is also no assurance that (i) any patents will be issued to the Company; (ii) any issued patents will prove enforceable; or, (iii) the Company will derive any competitive advantage therefrom. To the

                                        6






extent that any patents can not be issued, the Company may be subject to more competition. The issuance of patents, in some but not all aspects of a product, may be insufficient to prevent competitors from essentially duplicating the product by designing around the patented aspects. In addition, there is no assurance that the Company's products or processes will not infringe patents owned by others. In any event, the Company will continue to rely on what it believes to be its proprietary know-how. However, there can be no assurance that the obligation to maintain the confidentiality of such proprietary information will not wrongfully be breached by employees, consultants, advisors, suppliers or others, or that the proprietary know-how will not otherwise become known or be independently developed by competitors in such a manner that the Company has no practical recourse.

         6. Dependence on Principal Customers. For the year ended March 31, 1996, two of the Company's customers accounted for approximately 37% and 15%, respectively, of the Company's sales, and for the year ended March 31, 1995, the same two of the Company's customers accounted for approximately 43% and 28%, respectively. The Company's policy, since the beginning of its previous fiscal year, has been to diversify its customer base so as to alleviate the risks associated with depending on any one particular customer for business. The initial success of this program is evidenced by the fact that during the five month period ending August 31, 1996, the amount of sales from the same two customers referred to above were even further reduced and accounted for approximately only 26% and 3%, respectively, of the Company's sales. While two other customers combined to provide approximately 35% of the Company's sales during this period, they had never previously accounted for 10% or more of sales and the Company does not expect them to be such principal customers in the future. Management believes that the Company's prior concentration of sales will continue to decline in the future as the Company diversifies its customer base, especially following the start of the Company's acquisition program. Accordingly, the Company believes that the loss of any individual customer will not have a material adverse impact on the Company's future operating results and financial condition.

         7. Need to Increase Marketing Capability. In order to achieve continued growth, the Company will have to expand its marketing and sales and develop a network of marketing and sales representatives and/or acquire other companies. There can be no assurance that the Company will be able to build such a marketing staff or sales force, that the cost of establishing such a marketing staff or sales force will not exceed any product revenues, or that the Company's direct sales and marketing efforts will be successful. Similarly, there can be no assurance that the Company will be able to acquire other companies or even if acquired, whether such acquisitions will be beneficial to the

                                        7






Company. Alternatively, the Company may enter into co-marketing or other licensing arrangements. To enter into co-marketing or other licensing arrangements, the Company must establish and maintain corporate relationships. There can be no assurance that such corporate relationships can be established or maintained on terms acceptable to the Company, if at all. To the extent the Company enters into co-marketing or other licensing arrangements, any revenues received by the Company will be dependent on the efforts of third parties, and there can be no assurance that such efforts will be successful. Although the Company believes that future corporate partners, if any, will have an economic motivation to commercialize any such products, the Company may not have any control over such partners' commercialization efforts.

         8. Need of Support  for  International  Expansion.  One  element of the
Company's strategy is to identify, develop and exploit opportunities in international markets. The Company may seek to enter into an alliance with some strategic partners to accomplish this objective and it is premature to determine whether such alliances will eventuate, or be successful. There can be no assurance that the Company will be able to locate strategic partners or that such strategy ultimately will be successful. Alternatively, the Company's international success will depend, in part, upon its own ability to provide its international customers with technical support and customer service for its products. The Company does not presently have the personnel to provide such services in all locations. There can be no assurance that such services can be provided on acceptable terms, if at all. Failure to provide such technical support and customer services could have a material adverse effect on the Company's ability to expand into international markets.

         9. No Liability Insurance. The marketing and sale of services of the type proposed to be sold by the Company entails a risk of product liability claims and claims of omission by consumers and others. While the Company has a general policy of disclaiming liability arising from its work, the Company has no liability insurance covering these areas. In the event of a successful liability claim against the Company, lack of insurance coverage could have a material adverse effect on the Company.

         10. Voting Control; Potential Anti-Takeover Effect; Voting Trust Agreement. The executive officers and directors of the Company beneficially own approximately 28.09% of the Company's outstanding Common Stock and, accordingly, will most likely be able to elect all of the directors and, therefore, to control totally the Company's affairs. In addition, the Company is subject to provisions of the General Corporation Law of the State of Delaware respecting business combinations which could, under certain circumstances, also hinder or delay a change in control. Furthermore, Ms. Theodora Landgren, the Chairman and Chief

                                        8






Operating Officer of the Company has, including her own shares of Common Stock and pursuant to the terms of a Voting Trust Agreement with certain of the founders of TTGL, voting control until December 1, 1998 over an aggregate of 397,500 shares of Common Stock (approximately 20.56% of the current shares of Common Stock outstanding) giving management voting control over approximately 33.89% of the outstanding Common Stock.

         11. No Payment of Dividends. The Company has not paid any dividends on its Common Stock. For the foreseeable future, the Company anticipates that all earnings, if any, that may be generated from the Company's operations will be used to finance the growth of the Company and that cash dividends will not be paid to holders of the Common Stock.

         12. Possible Depressive Effect of Rule 144 Sales and Shares Currently Held by Selling Security Holders. 885,000 unregistered Shares of the Company's Common Stock are be held by present stockholders. Under Rule 144 of the Act, all of such Shares are expected to be able to be publicly sold beginning July 7, 1997, subject to volume restrictions (i.e. during any three month period an amount equal to the greater of the average weekly trading volume or 1% of the then outstanding shares, or approximately 18,000 shares assuming only the existing shares and the shares Common Stock offered hereby are outstanding). The holders of such 885,000 shares have agreed not to make any Rule 144 sales until December 1, 1998 without the prior written consent of Werbel-Roth Securities, Inc. Also, 120,500 shares of Common Stock currently held by certain security holders are registered and will be available for sale, in blocs of one-third every six months beginning six months after December 2, 1996. Also, 300,000 Warrants owned by certain founders of the Company along with the underlying shares of Common Stock are registered and will be available for resale 18 months after December 2, 1996 unless earlier permitted by Werbel-Roth Securities, Inc. Any such sales could have a depressive effect on the market price for the Common Stock being offered hereby.

         13. Possible Issuance of Substantial Amounts of Additional Shares Without Stockholder Approval. The Company has an aggregate of 4,985,000 shares of Common Stock authorized but unissued and reserved for issuance pursuant to current commitments and an additional 8,084,000 shares of Common Stock authorized but unissued and not reserved for specific purposes. All of such shares may be issued without any action or approval by the Company's stockholders; however, until June 2, 1998 the approval of Werbel- Roth Securities, Inc. is required. Although there are no other present plans, agreements, commitments or undertakings with respect to the issuance of additional shares, or securities convertible into any such shares by the Company, any shares issued would further dilute the percentage ownership of the Company held by the public stockholders and would likely have an adverse impact on the

                                        9





market price of the Common Stock. In addition to the above referenced shares of Common Stock which may be issued without stockholder approval, the Company has 1,000,000 shares of authorized preferred stock. While the Company has no present plans to issue any shares of preferred stock, the Board of Directors has the authority, without stockholder approval, to create and issue one or more series of preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock; however until June 2, 1998 the approval of Werbel-Roth Securities, Inc. is required. The issuance of any preferred stock could have an adverse effect on the rights of holders of Common Stock and could have the effect of discouraging, or used as a defensive measure against, a takeover candidate. The mere existence of this potential could have an adverse impact on the market price of the Common Stock.

         14. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse), the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their shares and/or Warrants.

                                       10






                              SELLING SHAREHOLDERS
                              --------------------

         An aggregate of 350,000 shares of the Company's Common Stock and 20,000 Warrants is being offered pursuant to this Prospectus by the persons whose names appear below (the "Selling Shareholders"). These shares will be issued to the Selling Shareholders pursuant to the exercise of stock options. The shares may be offered by the Selling Shareholders from time to time at prevailing market prices. The following table sets forth with respect to each Selling Shareholder:
(i) the nature of any position, office or other material relationship he has with the Company; (ii) the number of shares of Common Stock beneficially owned by him prior to the offering, including shares of Common Stock underlying warrants and stock options, whether or not exercisable; (iii) the amount to be offered for his account; and (iv) the amount and percentage of the outstanding Common Stock to be owned by him after the offering if he sells all shares offered, and all other factors remain constant.


                                                  Securities
                                                  Owned                                           Shares Owned After
Name and                                          Before                  Shares                       Offering
Relationship                                      Offering                Offered              Amount              %(1)
------------                                      --------                -------              ------              ----

Charles D. Cascio (2)                               400,000               100,000             300,000              14.08

Theodora Landgren (3)                               585,000               100,000             485,000              22.76

Richard J.L. Herson (4)                             122,500                65,000              57,500               2.88

John Wetter (5)(6)                                   25,000                25,000                -0-               N/A

Luis Garcia-Barrio (6)(7)                            25,000                25,000                -0-               N/A

Gary Schlosser (8)(9)                                10,000                10,000                -0-               N/A

Richard A. Sitomer                                   12,500                12,500                -0-               N/A

Todd Rome                                            12,500                12,500                -0-               N/A

James W. Grau (10)                                   20,000                20,000                -0-               N/A

                  (1) The percentages are based upon 1,931,000 shares of Common Stock issued and outstanding as of May 14, 1997, plus the amount offered by each person and any other currently exercisable warrants or options beneficially owned by each person.

                  (2)  President,   Chief  Executive  Officer  and  a  Director.
Includes 100,000 warrants subject to restrictions on transferability for 18 months beginning December 2, 1996 and 100,000 vested stock options.

                                       11





                  (3) Chairman, Chief Operating Officer and a Director. Includes 100,000 warrants subject to restrictions on transferability for 18 months beginning December 2, 1996 and 100,000 vested stock options.

                  (4) Chief Accounting Officer and a Director. Includes 65,000 stock options which vest as described in footnote 6.

                  (5) Vice President- Production.

                  (6) Consists solely of stock options which vest 20% at grant and in 20% increments on the next four anniversaries of the grant date.

                  (7) Vice President- Special Projects.

                  (8) Director.

                  (9) Consists solely of fully vested stock options.

                  (10) Consists of 20,000 Warrants.

                              PLAN OF DISTRIBUTION
                              --------------------

         The Selling Shareholders intend to sell the shares offered hereby from time to time for their own respective accounts in the open market at the prices prevailing therein or in individually negotiated transactions at such prices as may be agreed upon. Each Selling Shareholder will bear all expenses with respect to the offering of shares by him except the costs associated with registering his shares under the Act and preparing and printing this Prospectus.

                                     EXPERTS
                                     -------

         The financial statements incorporated in this Prospectus by reference to the Company's Prospectus dated December 2, 1996 have been audited by Votta and Company, independent auditors, as stated in their report with respect thereto, and have been so included herein in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 -----------------------------------------------

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Prospectus dated December 2, 1996.

         (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1996 and December 31, 1996.

                                       12






         (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, dated November 13, 1996, filed pursuant to
Section 12 of the Exchange Act.

         In addition, all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

         The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated herein by reference. Requests should be addressed to: Richard J.L. Herson, Chief Accounting Officer, The Translation Group, Ltd., 44 Tanner Street, Haddonfield, NJ 08033. Requests may also be made to Mr. Herson via telephone at
(609) 795-8669.

                                       13





                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Haddonfield and State of New Jersey on the 8th day of May, 1997.

                                  THE TRANSLATION GROUP, LTD.

                                  By: /s/ Charles D. Cascio
                                     -------------------------------------
                                     Charles D. Cascio
                                     Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated:


      Signature                                      Title                                     Date
      ---------                                      -----                                     ----

/s/ Charles D. Cascio                                Chief Executive Officer,                 5/8/97
----------------------------                         President and Director
Charles D. Cascio                                    (Principal Executive Officer)


/s/ Richard J.L. Herson                              Chief Financial Officer                  5/8/97
----------------------------                         Secretary, Treasurer and
Richard J.L. Herson                                  Director (Principal
                                                     Financial and Accounting
                                                     Officer)


/s/ Theodora Landgren                                Chairman of the Board and                5/8/97
----------------------------                         Chief Operating Officer
Theodora Landgren


----------------------------
Julius Cherny                                        Director


/s/ Gary M. Schlosser                                Director                                 5/8/97
----------------------------
Gary M. Schlosser


                                       14